Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint TIMOTHY P. DORDELL and LAWRENCE T. BELL, and each of them, to be my attorney-in-fact, with full power and authority to sign his name to the Annual Report on Form 10-K of Ecolab Inc. for the fiscal year ended December 31, 2002, and all amendments thereto, provided that the Annual Report and any amendments thereto, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 22nd day of February, 2003.

/s/Les S. Biller
Les S. Biller

/s/Jerry A. Grundhofer
Jerry A. Grundhofer

/s/Stefan Hamelmann
Stefan Hamelmann

/s/James J. Howard
James J. Howard

/s/William L. Jews
William L. Jews

/s/Joel W. Johnson
Joel W. Johnson

/s/Jochen Krautter
Jochen Krautter

/s/Ulrich Lehner
Ulrich Lehner

/s/Jerry W. Levin
Jerry W. Levin

/s/Robert L. Lumpkins
Robert L. Lumpkins